POWER OF ATTORNEY

	Know all by these presents that the undersigned hereby constitutes and appoints each of Charles F. Murphy, Marvet Abbassi and George Greenslade, signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1)	file a Form ID with the United States Securities and
Exchange Commission (the "SEC") in order to obtain the filing codes for the undersigned required for the undersigned to make the filings with the SEC referred to below and file with the SEC the document required to be filed with the SEC pursuant to Rule 10(b)(2) of Regulation S-T promulgated by the SEC within two business days after filing the Form ID;

(2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as beneficial owner of the securities of Allied Healthcare International, Inc. (the "Company"), a Schedule 13D or any amendment thereto pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)	do and perform any and all acts for an on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or amendments thereto or Form 3, 4 or 5 and timely file such Schedule or amendment or Form with the SEC and any stock exchange or similar authority; and

	(4)	execute for and on behalf of the undersigned any and all
documents required or appropriate in connection with (a) the exercise by the undersigned of his stock options in the Company and/or (b) the sale by the undersigned or the sale by the affiliates of the undersigned of shares of common stock of the Company owned by them (whether such shares of common stock were acquired upon the exercise of options or otherwise), including, but not limited, (i) a Form 144 to be filed with the SEC pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) such other documents as are required or requested by the broker-dealer or other institution facilitating such exercise and/or such sale

(5)	do and perform any and all acts for an on behalf of the
undersigned which may be necessary or desirable in connection with the exercise by the undersigned of his stock options in the Company and/or the sale by the undersigned or the sale by the affiliates of the undersigned of the shares of common stock of the Company owned by them; and

	(6)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

A copy of any document executed by such attorney-in-fact pursuant to this Power of Attorney shall be forwarded to the undersigned at his address in the United Kingdom as a condition of this Power of Attorney within 10 working days of document execution.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 13(d) or Section 16 of the Exchange Act or with Rule 144 under the Securities Act or any other provision of applicable federal or state securities laws.

	This Power of Attorney shall remain in full force and effect with respect to any attorney-in-fact named above from the date hereof through the date on which the undersigned, after being appointed to the board of directors of the Company, ceases to hold any position as an officer or director of the Company and such attorney-in-fact remains an employee of the Company or its subsidiaries or counsel, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact; provided, however, that, in the event that the undersigned does not become a director of the Company by December 31, 2005, this Power of Attorney shall no longer be of any force or effect after such date.

	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this ____ day of September, 2005.

/s/ H.J.M. Tompkins _________
Signature

H.J.M. Tompkins____________
Print Name




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